SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)      August 1, 2003

                CHELSEA PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12328 (Commission File Number)	22-3251332 (IRS Employer ID Number)

103 Eisenhower Parkway, Roseland, New Jersey	07068

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:     (973) 228-6111

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

          Reference is made to the following financial statements which are attached hereto:

(i) Combined Statements of Revenues and Certain Expenses for Las Vegas Outlet World and Memphis Outlet World for the year ended December 31, 2002 and for the six months ended June 30, 2003; and

(ii) Statements of Revenues and Certain Expenses for The Crossings Factory Stores for the year ended December 31, 2002 and the five months ended May 31, 2003.

(b)	Pro Forma Financial Information

          Reference is made to the Pro Forma Consolidating Financial Statements attached hereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA PROPERTY GROUP, INC. By: /s/ Michael J. Clarke Name: Michael J. Clarke Title: Senior Vice President and Chief Financial Officer

Dated: September 9, 2003

Combined Statements of Revenues and Certain Expenses

Las Vegas Outlet World and Memphis Outlet World

Year ended December 31, 2002 and for the six months ended June 30, 2003
(Unaudited)

Las Vegas Outlet World and Memphis Outlet World

Combined Statements of Revenues and Certain Expenses

Year ended December 31, 2002 and
for the six months ended June 30, 2003
(Unaudited)

Contents

Report of Independent Auditors Financial Statement Combined Statements of Revenues and Certain Expenses Notes to Combined Statements of Revenues and Certain Expenses	3 4 5

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying combined statements of revenues and certain expenses of the properties known as Las Vegas Outlet World and Memphis Outlet World, (collectively, the “Properties”), as described in Note 1, for the year ended December 31, 2002. The financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8K/A of Chelsea Property Group, Inc. and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Las Vegas Outlet World and Memphis Outlet World, as described in Note 1, for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

New York, New York
June 30, 2003

Las Vegas Outlet World and Memphis Outlet World

Combined Statements of Revenues and Certain Expenses
(in thousands)

                                             Six months ended      Year ended
                                               June 30, 2003    December 31, 2002
                                               (Unaudited)
Revenues:
     Base rent...............................     $5,409            $10,660
     Percentage rent.........................        375                921
     Tenant reimbursements...................      2,843              5,096
     Other ..................................         92                206
                                                -------------     -------------
Total revenues...............................      8,719             16,883
                                                -------------     -------------
Certain expenses:
     Property operating expenses.............      2,429              5,414
     Real estate taxes.......................        373                627
     General and Administrative expenses....          50                 61
     Other..................................          70                168
                                                -------------     -------------
Total certain expenses.......................      2,922              6,270
                                                -------------     -------------

Revenues in excess of certain expenses.......     $5,797            $10,613
                                                =============     =============

See accompanying notes.

Las Vegas Outlet World and Memphis Outlet World

Notes to Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)

1. Organization and Basis of Presentation

Presented herein are the combined statements of revenues and certain expenses related to the operations of two factory outlets center properties which are known as Las Vegas Outlet World (“Las Vegas”) and Memphis Outlet World (“Lakeland”) (collectively, the “Properties”). The Properties are managed by Belz Enterprises and are under common ownership. The Properties are not legal entities but rather two individual operating retail centers that are under contract to be purchased by Chelsea Property Group, Inc.

Las Vegas has approximately 477,000 square feet of gross leasable area and is located in Las Vegas, Nevada. Lakeland has approximately 319,000 square feet of gross leasable area and is located in Lakeland, Tennessee.

The accompanying combined statements of revenues and certain expenses have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the combined statements of revenues and certain expenses exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned Properties. Items excluded consist of guaranteed rental income, interest, depreciation, amortization, and management fees.

2. Use of Estimates

The preparation of the combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition

Leases with tenants are accounted for as operating leases. Base rent is recognized on a straight-line basis over the lease term according to the provisions of the lease. The excess amounts contractually due over rents recognized was $13 for the year ended December 31, 2002 and $32 for the six months ended June 30, 2003 (unaudited). Certain lease agreements contain provisions for rents, which are calculated on a percentage of sales and recorded on the accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursement of real estate taxes, insurance, advertising and common area maintenance costs.

4. Risks and Uncertainties

The Properties’ results of operations are significantly dependent on the overall health of the retail industry. The Properties’ tenants are comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Properties. A number of merchants occupied space in the Properties; however, no single merchant accounts for more than 10% of the combined base rents for both the year ended December 31, 2002 and the six months ended June 30, 2003 (unaudited). One tenant occupies approximately 11% of the combined gross leasable area for both the year ended December 31, 2002 and the six months ended June 30, 2003 (unaudited).

Las Vegas Outlet World and Memphis Outlet World

Notes to Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)
(continued)

5. Lease Agreements

The Properties lease retail stores under operating leases with term expiration dates ranging from 2003 to 2013. Most leases are renewable for five to seven years after expiration of the initial term at the lessee’s option. Future minimum lease receipts under non-cancelable operating leases as of December 31, 2002, exclusive of renewal option periods, were as follows:

                        2003............       $10,252
                        2004............         6,809
                        2005............         6,155
                        2006............         4,939
                        2007............         2,860
                        Thereafter......         5,299
                                            --------------
                                               $36,314
                                            ==============

6. Commitments and Contingencies

The Properties are not presently involved in any material litigation nor, to management’s knowledge, are any material litigation threatened against the Properties, other than routine legal matter arising in the ordinary course of business. Management believes the costs, if any, incurred by the Properties related to any of this litigation will not materially affect the operating results of the Properties.

7. Interim Unaudited Financial Information

The combined financial statement for the six months ended June 30, 2003 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the combined financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Statements of Revenues and Certain Expenses

The Crossings Factory Stores

Year ended December 31, 2002 and for the five months ended May 31, 2003
(Unaudited)

The Crossings Factory Stores

Statements of Revenues and Certain Expenses

Year ended December 31, 2002 and
for the five months ended May 31, 2003
(Unaudited)

Contents

Report of Independent Auditors Financial Statement Statements of Revenues and Certain Expenses Notes to Statements of Revenues and Certain Expenses	3 4 5

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying statements of revenues and certain expenses of the property known as The Crossings Factory Stores, (the “Property”), as described in Note 1, for the year ended December 31, 2002. The financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8K/A of Chelsea Property Group, Inc. and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of The Crossings Factory Stores, as described in Note 1, for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
May 23, 2003

The Crossings Factory Stores

Statements of Revenues and Certain Expenses
(in thousands)

                                          Five months ended      Year ended
                                             May 31, 2003      December 31, 2002
                                          -----------------    ----------------
                                            (Unaudited)
Revenues:
     Base rent.............................      $3,505              $7,789
     Percentage rent.......................          52                 790
     Tenant reimbursements.................       1,252               3,041
     Other.................................          25                 121
                                             -------------     ----------------
Total revenues.............................       4,834              11,741
                                             -------------     ----------------
Certain expenses:
     Property operating expenses...........       1,075               3,122
     Real estate taxes.....................         187                 435
     General and Administrative expenses..           82                 181
     Other................................           --                  53
                                             -------------     ----------------
Total certain expenses.....................       1,344               3,791
                                             -------------     ----------------

Revenues in excess of certain expenses......     $3,490              $7,950
                                             =============     ================

See accompanying notes.

The Crossings Factory Stores

Notes to Statements of Revenues and Certain Expenses
(Amounts in thousands)

1. Organization and Basis of Presentation

Presented herein are the statements of revenues and certain expenses related to the operations of a factory outlet center which is known as The Crossings Factory Stores (the “Property”). The Property is owned and managed by the privately held Outletter Associates, LP. The Property has approximately 390,000 square feet of gross leasable area and is located in Tannersville, Pennsylvania.

The accompanying statements of revenues and certain expenses have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the statements of revenues and certain expenses exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned Property. Items excluded consist of interest, depreciation, amortization, and management fees.

2. Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition

Leases with tenants are accounted for as operating leases. Base rent is recognized on a straight-line basis over the lease term according to the provisions of the lease. The excess of rents recognized over amounts contractually due was $157 for the year ended December 31, 2002 and $49 for the five months ended May 31, 2003 (unaudited). Certain lease agreements contain provisions for rents, which are calculated on a percentage of sales and recorded on the accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursement of real estate taxes, insurance, advertising and common area maintenance costs.

4. Ground Lease

The Property leases a parking lot adjacent to the Property. The ground lease commenced in 1994 and terminates in 2009 and allows for renewal terms of up to 85 years. The Property is required to pay an annual rent of $18,000 under such lease.

5. Risks and Uncertainties

The Property’s results of operations are significantly dependent on the overall health of the retail industry. The Property’s tenants are comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Property. A number of merchants occupied space in the

The Crossings Factory Stores

Notes to Statements of Revenues and Certain Expenses
(Amounts in thousands)
(continued)

5. Risks and Uncertainties (continued)

Property; however, no single merchant accounts for more than 10% of the Property’s base rents and no one tenant occupies more than 10% of the Property’s total gross leasable area for both the year ended December 31, 2002 and for the five months ended May 31, 2003 (unaudited).

6. Lease Agreements

The Property leases retail stores under operating leases with term expiration dates ranging from 2003 to 2014. Most leases are renewable for three to seven years after expiration of the initial term at the lessee’s option. Future minimum lease receipts under non-cancelable operating leases as of December 31, 2002, exclusive of renewal option periods, were as follows (in thousands):

                    2003............        $8,081
                    2004............         8,049
                    2005............         7,461
                    2006............         5,816
                    2007............         3,818
                    Thereafter......         5,465
                                         ------------
                                           $38,690
                                         ============

7. Commitments and Contingencies

The Property is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Property, other than routine legal matters arising in the ordinary course of business. Management believes the costs, if any, incurred by the Property related to any of this litigation will not materially affect the operating results of the Property.

8. Interim Unaudited Financial Information

The financial statement for the five months ended May 31, 2003 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Chelsea Property Group, Inc.
Pro forma Consolidating Financial Statements
(Unaudited)

The unaudited pro forma consolidating balance sheet of Chelsea Property Group, Inc. (the “Company”) as of June 30, 2003 has been prepared as if the Company purchased two factory outlet centers, Belz Factory Outlet World - Las Vegas (“Las Vegas”) and Belz Factory Outlet World - Lakeland (“Lakeland”) (collectively, the “Belz Properties”) on June 30, 2003. The pro forma consolidating income statements for the six months ended June 30, 2003 and for the year ended December 31, 2002 are presented as if the purchases of The Crossings Factory Stores (“The Crossings”) (acquired June 12, 2003) and the Belz Properties (acquired August 1, 2003) and the $50.0 million common stock issuance, occurred on January 1, 2002 and the effect thereof was carried forward.

The Company acquired The Crossings, a 390,000 square-foot outlet center located in Tannersville, Pennsylvania for approximately $111.3 million, including closing costs, and the assumption of $60.7 million of non-recourse mortgage debt, using net equity proceeds of $49.4 million and borrowings on the senior bank credit facility of approximately $1.2 million. The Company acquired the Belz Properties for a total purchase price of $107.8 million, including closing costs, and the assumption of approximately $24.4 million non-recourse mortgage debt using borrowings from a $100.0 million one-year bridge loan facility. The Las Vegas and Lakeland properties contain approximately 477,000 square feet and 319,000 square feet of gross leasable area, respectively. The Lakeland property is expected to be marketed for sale shortly after closing.

The pro forma consolidating financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming the purchase of the properties had occurred at the beginning of the period indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period. The pro forma consolidating financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2002 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Chelsea Property Group, Inc.
Pro forma Consolidating Income Statement
Six Months Ended June 30, 2003
(Unaudited)
(In thousands, except per share data)

                                       The         The         Belz       Property to   Pro forma    Pro forma
                                     Company     Crossings   Properties   be Disposed   Adjustments  Consolidated
                                     ----------  ---------   ----------   -----------   -----------  ------------
Revenues:                              (a)           (b)         (c)          (d)
   Base rent.......................  $119,751       $3,859      $5,409      $(506)      $  102 (e)(j)  $128,615
   Percentage rent.................     9,178           57         375         (9)           -            9,601
   Expense reimbursements..........    39,328        1,377       2,843       (193)           -           43,355
   Other income....................     3,291           28          92        (12)           -            3,399
                                     ----------  ---------   -----------  -----------   ----------    ------------
Total revenues.....................   171,548        5,321       8,719       (720)         102          184,970
                                     ----------  ---------   -----------  -----------   ----------    ------------
Expenses:
   Operating and maintenance.......    47,440        1,388         2,802     (588)           -           51,042
   Depreciation and amortization...    34,872            -             -        -        2,347 (f)(j)    37,219
   General and administrative......     4,669           90            50       (1)           -            4,808
   Other ..........................     3,068            -            70        -            -            3,138
                                     ----------  ---------   -----------  -----------   ----------    ------------
Total expenses.....................    90,049        1,478         2,922     (589)       2,347           96,207
                                     ----------  ---------   -----------  -----------   ----------    ------------

Income before unconsolidated
   investments, interest expense,
   minority interest and
   discontinued operations ........    81,499        3,843         5,797     (131)      (2,245)          88,763

Income from unconsolidated
   investments.....................     3,946            -             -        -            -            3,946
Loss from Chelsea Interactive......    (1,742)           -             -        -            -           (1,742)
Interest expense...................   (33,187)           -             -        -       (3,534)(g)      (36,721)
                                     ----------   ---------   -----------  ----------- ----------    ------------
Income from continuing operations
   before minority interest.......     50,516        3,843         5,797     (131)      (5,779)          54,246

Minority interest attributed to
   continuing operations...........    (9,908)           -             -        -         (577)(h)      (10,485)
                                     ----------   ---------   -----------  ----------- ----------    ------------

Income from continuing operations..   $40,608       $3,843        $5,797    $(131)     $(6,356)         $43,761
                                     ==========   =========   ===========  ==========  ==========    ============

Basic:
Income from continuing operations
    per common share...............    $0.97                                                              $1.02
Weighted average common shares ....    41,801                                            1,114 (i)       42,915

Diluted:
Income from continuing operations
    per common share................   $0.93                                                              $0.98
Weighted average common shares and
   equivalents outstanding..........   43,655                                            1,114 (i)       44,769

Notes to Pro forma Consolidating Income Statement:

(a)	As reported in the unaudited financial statements of Chelsea Property Group, Inc. for the six months ended June 30, 2003.
(b)	Derived from the unaudited Statement of Revenues and Certain Expenses of The Crossings Factory Stores for the five months ended May 31, 2003.
(c)	As reported in the unaudited Combined Statements of Revenues and Certain Expenses of Las Vegas Outlet World and Memphis Outlet World for the six months ended June 30, 2003.
(d)	The Lakeland property is expected to be marketed for sale shortly after closing.
(e)	To adjust straight-line minimum rent in connection with the property acquisitions.
(f)	To reflect depreciation on The Crossings based on acquisition price of $114.7 million (including closing costs of $1.5 million and market value of debt premium of $3.4 million) of which $17.2 million is land and $97.5 million is buildings, and depreciation on Las Vegas Outlet World based on acquisition price of $106.2 million (including closing costs of $0.3 million and market value of debt premium of $1.9 million) of which $15.9 million is land and $90.3 million is buildings.
(g)	To reflect interest expense on the acquisitions as follows:
Mortgage assumed for The Crossings ($60.7 million face value, $64.1 million fair value, 5.1 % GAAP interest rate)	$1,621
Line of credit borrowings to finance balance of The Crossings acquisition ($1.2 million at LIBOR plus 1.05%)	14
Mortgage assumed for Las Vegas Outlet World ($24.4 million face value, $26.3 million fair value, 6.29% GAAP interest rate)	765
$100.0 million bridge loan to finance Las Vegas acquisition (LIBOR plus 0.90%)	1,134
$3,534
(h)	To adjust minority interest in net income.
(i)	To adjust shares for $50.0 million common stock issuance on June 18, 2003 to fund a portion of The Crossings acquisition.
(j)	The Company intends to account for the acquisition of The Crossings and the Belz Properties in accordance with SFAS 141. The Company is currently in the process of analyzing the fair value of its in-place leases; consequently, no value has yet been assigned to the leases.

Chelsea Property Group, Inc.
Pro forma Consolidating Income Statement
Year Ended December 31, 2002
(Unaudited)
(In thousands, except per share data)

                                       The         The         Belz       Property to   Pro forma    Pro forma
                                     Company     Crossings   Properties   be Disposed   Adjustments  Consolidated
                                     ----------  ---------   ----------   -----------   -----------  ------------
Revenues:                              (a)           (b)         (c)          (d)

    Base rent......................  $181,672       $7,789     $10,660     $ (970)      $  171 (e)(j)  $199,322
    Percentage rent................    24,017          790         921         (6)           -           25,722
    Expense reimbursements.........    65,773        3,041       5,096       (387)           -           73,523
    Other income...................    11,752          121         206         (9)           -           12,070
                                     ----------   ---------   -----------  ----------- ----------    ------------
Total revenues.....................   283,214       11,741      16,883     (1,372)         171          310,637
                                     ----------   ---------   -----------  ----------- ----------    ------------

Expenses:
    Operating and maintenance......    79,942        3,557       6,041     (1,263)           -           88,277
    Depreciation and amortization..    58,275            -           -          -        4,693 (f)(j)    62,968
    General and administrative.....     7,075          181          61        (10)           -            7,307
    Other..........................     4,332           53         168        (17)           -            4,536
                                     ----------   ---------   -----------  ----------- ----------    ------------
    Total expenses.................   149,624        3,791       6,270     (1,290)       4,693          163,088
                                     ----------   ---------   -----------  ----------- ----------    ------------

Income before unconsolidated
   investments, interest expense
   and minority interest...........   133,590        7,950      10,613        (82)      (4,522)         147,549

Income from unconsolidated
   investments.....................     9,802            -           -          -            -            9,802
Loss from Chelsea Interactive......   (47,756)           -           -          -            -          (47,756)

Gain on sale of unconsolidated
   investment......................    10,911            -           -          -            -           10,911
Interest expense...................   (48,693)           -           -          -       (7,771)(g)      (56,464)
                                     ----------   ---------   -----------  ----------  ---------      -----------
Income before minority interest....    57,854        7,950      10,613        (82)     (12,293)          64,042
Minority interest..................   (12,718)           -           -          -         (879)(h)      (13,597)
                                     ----------   ---------   -----------  ----------  ---------      -----------

Net income.........................   $45,136       $7,950     $10,613      $ (82)    $(13,172)         $50,445
                                     ==========   =========   ===========  ========== ==========      ===========

Basic:
Net income per common share........     $1.18                                                             $1.28
Weighted average common shares
outstanding........................    38,245                                            1,200 (i)       39,445
Diluted:
Net income per common share........     $1.13                                                             $1.23
Weighted average common shares and
   equivalents outstanding.........    39,798                                            1,200 (i)       40,998

Notes to Pro forma Consolidating Income Statement:

(a)	As reported in the audited financial statements of Chelsea Property Group, Inc. for the year ended December 31, 2002.
(b)	As reported in the audited Statement of Revenues and Certain Expenses of The Crossings Factory Stores for the year ended December 31, 2002.
(c)	As reported in the audited Combined Statements of Revenues and Certain Expenses of Las Vegas Outlet World and Memphis Outlet World for the year ended December 31, 2002.
(d)	The Lakeland property is expected to be marketed for sale shortly after closing.
(e)	To adjust straight-line minimum rent in connection with the property acquisitions.
(f)	To reflect depreciation on The Crossings based on acquisition price of $114.7 million (including closing costs of $1.5 million and market value of debt premium of $3.4 million) of which $17.2 million is land and $97.5 million is buildings, and depreciation on Las Vegas Outlet World based on acquisition price of $106.2 million (including closing costs of $0.3 million and market value of debt premium of $1.9 million) of which $15.9 million is land and $90.3 million is buildings.
(g)	To reflect interest expense on the acquisitions as follows:
Mortgage assumed for The Crossings ($60.7 million face value, $64.1 million fair value, 5.1% GAAP interest rate)	$ 3,295
Line of credit borrowings to finance balance of The Crossings acquisition ($1.2 million at LIBOR plus 1.05%)	36
Mortgage assumed for Las Vegas Outlet World ($24.4 million face value, $26.3 million fair value, 6.29% GAAP interest rate)	1,622
$100.0 million bridge loan to finance Las Vegas acquisition (LIBOR plus 0.90%)	2,818
$ 7,771

(h)	To adjust minority interest in net income.
(i)	To adjust shares for $50.0 million common stock issuance on June 18, 2003 to fund a portion of The Crossings acquisition.
(j)	The Company intends to account for the acquisition of The Crossings and the Belz Properties in accordance with SFAS 141. The Company is currently in the process of analyzing the fair value of its in-place leases; consequently, no value has yet been assigned to the leases.

Chelsea Property Group, Inc.
Pro forma Consolidating Balance Sheet
As of June 30, 2003
(Unaudited)
(In thousands)

                                                         The                    Belz                Pro forma
                                                       Company               Properties            Consolidated
                                                    --------------         ---------------       ------------------
Assets
Rental properties:                                       (a)
   Land........................................        $285,424               $  15,930   (b)         $301,354
   Depreciable property........................       1,675,145                  90,270   (b)        1,765,415
                                                   ---------------      ---------------           --------------
Total rental property..........................       1,960,569                 106,200              2,066,769
Accumulated depreciation.......................        (313,794)                      -               (313,794)
                                                  ------------------      ---------------         --------------
Rental properties, net.........................       1,646,775                 106,200              1,752,975
Cash and cash equivalents......................          21,306                  16,600   (c)           37,906
Restricted cash-escrows........................           4,525                       -                  4,525
Tenant accounts receivable.....................           2,559                       -                  2,559
Deferred rent receivable.......................          21,778                       -                 21,778
Investments in unconsolidated affiliates.......          72,774                       -                 72,774
Notes receivable-related parties...............           2,728                       -                  2,728
Deferred costs, net............................          14,475                       -                 14,475
Property held for sale.........................               -                   3,500   (d)            3,500
Other assets...................................          29,695                       -                 29,695
                                                  ------------------      ---------------         --------------
Total assets...................................      $1,816,615                $126,300             $1,942,915
                                                  ------------------      ---------------         --------------

Liabilities and stockholders' equity
Liabilities:
   Unsecured bank debt.........................         $83,035                $100,000   (e)         $183,035
   Unsecured notes.............................         621,584                       -                621,584
   Mortgage debt...............................         363,348                  26,300   (f)          389,648
   Construction payables.......................           6,964                       -                  6,964
   Accounts payable and accrued expenses.......          45,417                       -                 45,417
   Accrued dividend and distributions..........          28,284                       -                 28,284
   Other liabilities...........................          21,342                       -                 21,342
                                                  ------------------      ---------------         --------------
Total liabilities..............................       1,169,974                 126,300              1,296,274
                                                  ------------------      ---------------         --------------

Minority interest..............................         137,974                       -                137,974

Stockholders' equity:
   Preferred stock.............................                8                      -                      8
   Common stock................................              431                      -                    431
   Paid-in-capital.............................          629,052                      -                629,052
   Officer loan................................             (488)                     -                   (488)
   Distributions in excess of net income.......         (114,920)                     -               (114,920)
   Accumulated other comprehensive loss........           (5,416)                     -                 (5,416)
                                                  ------------------      ---------------         ---------------
Total stockholders' equity.....................          508,667                      -                508,667
                                                  ------------------      ---------------         ---------------
Total liabilities and stockholders' equity.....       $1,816,615             $  126,300             $1,942,915
                                                  ==================      ===============         ===============

Notes to Pro forma Consolidating Balance Sheet:

(a)	As reported in the unaudited financial statements of Chelsea Property Group, Inc. as of June 30, 2003.
(b)	To reflect acquisition of Las Vegas for $106.2 million (including closing costs of $0.3 million and market value of debt premium of $1.9 million) to be financed by the assumption of $24.4 million of non-recourse debt and the balance from borrowings on a $100.0 million bridge loan. The Company intends to account for the acquisition of The Crossings and the Belz Properties in accordance with SFAS 141. The Company is currently in the process of analyzing the fair value of its in-place leases; consequently, no value has yet been assigned to the leases.
(c)	To reflect surplus cash proceeds from the bridge loan to be used for general corporate purposes.
(d)	To reflect acquisition of Lakeland for $3.5 million which is intended to be marketed for sale shortly after closing.
(e)	To reflect borrowings on the Company's bridge loan to finance the Las Vegas and Lakeland acquisition.
(f)	To reflect the assumption of non-recourse debt in the Las Vegas acquisition with a face value of $24.4 million and a fair value of $26.3 million.